Exhibit 10.15.1
Pure Earth, Inc.

Salary Reduction Form

Company:	Pure Earth, Inc.

Employee:	Brent Kopenhaver

Bi-Weekly Current Salary @ 6/1/09:	$8,278.9

Salary Reduction (%):	15%

Bi-Weekly Reduced Salary Amount:	$7,037.02

/s/ Brent Kopenhaver	Not applicable
Employee	Manager

/s/ Mark Alsentzer
Pure Earth, Inc. Corporate

Note:	This is a voluntary salary reduction for 90 days and all other terms and conditions on my employment contract dated 6/1/08 remain in full effect.